                                                                    Exhibit 8.2

                      [Andrews & Kurth L.L.P. Letterhead]


                                 June 26, 2003


Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, TX 77024-3411

Ladies and Gentlemen:

   We have participated in the preparation of Registration Statement No. 333-105186 on Form S-4 originally filed with the Securities and Exchange Commission by Front Range Himalaya Corporation, a Wyoming corporation ("Parent") on May 13, 2003 (as amended from time to time and together with exhibits thereto, the "Registration Statement"), in connection with the planned merger of Front Range Merger Corporation ("Merger Sub One"), a Delaware corporation, and direct wholly owned subsidiary of Parent, with and into Frontier Oil Corporation, a Wyoming corporation ("Frontier"), and the merger of Himalaya Merger Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub Two") with and into Holly Corporation, a Delaware corporation ("Holly"), pursuant to the Agreement and Plan of Merger, dated March 30, 2003, by and among Frontier, Parent, Merger Sub One, Merger Sub Two and Holly (the "Merger Agreement"), including the discussion set forth in the Registration Statement under the headings "Material Federal Income Tax Consequences of the Merger--Tax Consequences of the Merger to Parent, Frontier and Holly" and "Material Federal Income Tax Consequences of the Merger--Tax Consequences of the Merger to Frontier Stockholders." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein to Frontier and the stockholders of Frontier reflect our opinion, and we believe they are accurate and complete in all material respects.

   The transactions contemplated by the Merger Agreement will be referred to herein as the "Merger." Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement, the Registration Statement, and officer's certificates delivered to us by Frontier, Holly, Parent, Merger Sub One and Merger Sub Two. We have also assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. Any inaccuracies in any of the aforementioned statements, representations, or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.

   In rendering our opinion, we have assumed the Merger will occur in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement and there are no arrangements other than those set forth in the Merger Agreement between the parties thereto. Our opinion is based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions.

   Our opinion is limited to the matters set forth herein, and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger or the ownership of Parent Stock under any foreign, state, or local tax law.

Frontier Oil Corporation
June [  ], 2003
Page 2


   In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Finally, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

   We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/  Andrews & Kurth L.L.P.